Exhibit 4.2

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE  (this “Supplemental Indenture”), dated as of     January 29, 2018, among Portfolio Solar I, LLC, NRG Solar Las Vegas MB 1 LLC, NRG Solar Star LLC, NRG Solar Iguana LLC, NRG Solar Tabernacle LLC, Solar Flagstaff One LLC, SPP Asset Holdings, LLC, SPP Fund II Holdings, LLC, SPP Fund III, LLC, SPP Fund II, LLC and SPP Fund II-B, LLC (the “Guaranteeing Subsidiaries”), subsidiaries of NRG Yield Operating LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Delaware Trust Company (as successor in interest to Law Debenture Trust Company of New York), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 18, 2016 providing for the issuance of 5.000% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall fully and unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.10 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby become parties to the Indenture as Guarantors and as such will have all the rights and be subject to all the Obligations and agreements of Guarantors under the Indenture. The Guaranteeing Subsidiaries hereby agree to provide a full and unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.             NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

8.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  January 29, 2018,

PORTFOLIO SOLAR I, LLC
NRG SOLAR LAS VEGAS MB 1 LLC
NRG SOLAR STAR LLC
NRG SOLAR IGUANA LLC
NRG SOLAR TABERNACLE LLC
SOLAR FLAGSTAFF ONE LLC
SPP ASSET HOLDINGS, LLC
SPP FUND II HOLDINGS, LLC
SPP FUND III, LLC
SPP FUND II, LLC
SPP FUND II-B, LLC

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Vice President and Treasurer

NRG YIELD OPERATING LLC

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Senior Vice President, CFO and Treasurer

NRG YIELD LLC

By:	/s/ Chad Plotkin
Name: Chad Plotkin
Title: Senior Vice President, CFO and Treasurer

[Signature Page to First Supplemental Indenture]

ALTA WIND 1-5 HOLDING COMPANY, LLC
ALTA WIND COMPANY, LLC
NRG ENERGY CENTER OMAHA LLC
NRG ENERGY CENTER OMAHA HOLDINGS LLC
NYLD FUEL CELL HOLDINGS LLC
NRG SOUTH TRENT HOLDINGS LLC
NRG YIELD DGPV HOLDING LLC
NRG YIELD RPV HOLDING LLC
UB FUEL CELL, LLC

By:	/s/ Christopher S. Sotos
Name: Christopher S. Sotos
Title: President

[Signature Page to First Supplemental Indenture]

DELAWARE TRUST COMPANY

By:	/s/ Thomas Musarra
Authorized Signatory:

[Signature Page to First Supplemental Indenture]